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                                                                   EXHIBIT 10.10

                            INDEMNIFICATION AGREEMENT


         This Indemnification Agreement is made as of this _____ day of _________, 1997, by and between CASCO INTERNATIONAL, INC., a Delaware corporation (the "Company"), and David J. Richards ("Indemnitee").

                             PRELIMINARY STATEMENTS

         A. The Company desires that it retain the services of the Indemnitee as a director and/or officer of the Company.

         B. Highly competent persons are becoming more reluctant to serve or to continue to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against claims and actions against them arising out of their service to and activities on behalf of such corporations.

         C. It is reasonable, prudent, and necessary for the Company contractually to obligate itself to indemnity such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified, and Indemnitee is willing to serve for or on behalf of the Company on the condition that he be so indemnified.

                                    AGREEMENT

         In consideration of the mutual covenants contained herein, together with other valuable consideration, the receipt, sufficiency, and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, and in order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, the Company and Indemnitee agree as follows:

         1. DEFINITIONS. For purposes of this Agreement:

                  (a) "Expenses" means all expenses, costs, loss, Liability, amounts paid in settlement, and attorneys' fees, including attorneys' fees for appeals, incurred in connection with the defense or settlement of a Proceeding.

                  (b) "Liability" means all obligations to pay a judgment, settlement, penalty, or fine.

                  (c) "Proceeding" means any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, and any appeal thereof, including a grand jury proceeding and an action or suit brought by or in the right of the Company.

         2. MANDATORY INDEMNIFICATION IN ACTIONS, SUITS, AND PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnity and hold harmless

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Indemnitee from and against any Expenses actually and reasonably incurred by
Indemnitee in connection with the investigation, defense or settlement, of any Proceeding (other than an action by or in the right of the Company) and to which Indemnitee was or is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director, officer, shareholder, employee, or agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity or capacities, provided that Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding, whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

         3. MANDATORY INDEMNIFICATION IN ACTIONS OR SUITS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnity and hold harmless Indemnitee from and against any expenses (including attorneys' fees, including attorneys' fees in appeals) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors of the Company, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred by him in connection with the investigation, defense, or settlement of any Proceeding including any appeals thereof, by or in the right of the Company to procure a judgment in its favor and to which Indemnitee was or is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director, officer, shareholder, employee, or agent of the Company, or by reason of anything done or not done by Indemnitee in such capacity or capacities, provided that Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and except that no indemnification shall be made in respect of any Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such Proceeding was brought (or any other court of competent jurisdiction) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         4. REIMBURSEMENT OF EXPENSES FOLLOWING ADJUDICATION OF NEGLIGENCE. The Company shall reimburse Indemnitee for any expenses (including attorneys' fees, including attorneys' fees in appeals) or amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of any action or suit described in Section 3 hereof that results in an adjudication that Indemnitee was liable for negligence (including gross negligence and recklessness, but not willful misconduct) in the performance of his duty to the Company; provided, however, that Indemnitee acted in good faith and in a manner he reasonably believed to be in the best interests of the Company.

          5. DISBURSEMENT/REPAYMENT OF EXPENSES. In addition to the prompt payment of any expenses to which Indemnitee may be entitled, upon the demand of Indemnitee, the Company shall promptly (and in any event within five business days after written demand therefor) advance to or reimburse Indemnitee for all reasonable Expenses that Indemnitee may incur in responding


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to, investigating, defending, settlement, or appealing any Proceeding for which it reasonably appears that Indemnitee may be entitled to indemnification from the Company, either pursuant to this Agreement or otherwise. Indemnitee hereby undertakes and agrees to reimburse the Company for all such Expenses in the event, and only to the extent, that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Such undertaking to reimburse the Company for amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company is an unlimited general, unsecured and interest-free obligation of Indemnitee. The Company shall make the advances contemplated by this Section 5 regardless of whether a Determination (as hereinafter defined) has been made and regardless of Indemnitee's financial ability to make repayment.

         6. INDEMNIFICATION PROCEDURE.

                  (a) PAYMENT/DETERMINATION OF INDEMNIFICATION. Upon any request from Indemnitee for indemnification from the Company, whether pursuant to this Agreement or otherwise, the Company shall promptly pay the full amount of such requested indemnification. If the Company's Board of Directors (the "Board") reasonably believes that all or any portion of such indemnification pursuant to this Agreement is prohibited by applicable law, the Company shall in any event promptly pay the amount of such indemnification, if any, that may reasonably then be paid and promptly make or cause to be made a determination of whether the payment of the balance is limited by applicable law (the "Determination"). Such Determination shall be made in the following order of preference:

                           (i) by the Board by majority vote or consent of a
quorum consisting of directors who are not, at the time of the Determination, named parties to such Proceeding ("Disinterested Directors"); or

                           (ii) if such a quorum of Disinterested Directors
cannot be obtained, by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; or

                           (iii) if such a committee cannot be established, by
the opinion of the Company's independent legal counsel (who may be the outside legal counsel regularly employed by the Company); or

                           (iv) if such legal opinion cannot be obtained, by
vote or consent of the holders of a majority of the shares of common stock of the Company.

                  (b) PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. In making a Determination with respect to entitlement to indemnification hereunder, the person or persons or entity making the Determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption. The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be


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determinative of or create a presumption that Indemnitee is not entitled to indemnification or reimbursement of expenses hereunder or otherwise.

                  (c) RELIANCE AS SAFE HARBOR. For purposes of any Determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on (i) the records or books of account of the Company or another enterprise, including financial statements, (ii) information supplied to him by the officers of the Company or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Company or another enterprise, or (iv) information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this Section 6(c) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent. The provisions of this Section 6(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth herein.

                  (d) SUCCESS ON MERITS OR OTHERWISE. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue, or matter therein, he shall be indemnified against all Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal thereof. For purposes of this Section 6(d), the term "successful on the merits or otherwise" shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any claim, action, suit, or proceeding against Indemnitee without any express finding of liability or guilt against him, (ii) the expiration of 90 days after the making of any claim or threat of an action, suit, or proceeding without the institution of the same and without any promise or payment made to induce a settlement, or (iii) the settlement of any action, suit, or proceeding pursuant to which Indemnitee pays less than $50,000.

                  (e) PARTIAL INDEMNIFICATION OR REIMBURSEMENT. If Indemnitee is entitled under any provision of this Agreement to indemnification and/or reimbursement by the Company for some or a portion of the Expenses in connection with the investigation, defense, settlement, or appeal of any action specified herein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify and/or reimburse Indemnitee for the portion thereof to which Indemnitee is entitled. The party or parties making the Determination shall determine the portion (if less than all) of such Expenses for which Indemnitee is entitled to indemnification and/or reimbursement under this Agreement.

                  (f) COSTS. All costs of making any Determination required by this Section 6 shall be borne solely by the Company, including, but not limited to, the costs of all counsel, proxy or consent solicitations, and judicial determinations. The Company shall also be solely


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responsible for paying (i) all reasonable expenses incurred by Indemnitee to enforce this Agreement including, but not limited to, the costs incurred by Indemnitee to obtain court-ordered indemnification, regardless of the outcome of any such application or proceeding; and (ii) all costs of defending any suits or proceedings challenging payments to Indemnitee under this Agreement including trial, appellate, and other attorneys' fees and costs.

                  (g) TIMING OF THE DETERMINATION. The Company shall use its best efforts to make the Determination contemplated by this Section 6 promptly, but in all events within the following time periods:

                           (i) if the Determination is to be made by the Board
or a committee thereof, such Determination shall be made not later than 15 days after a written request for a Determination (a "Request") is delivered to the Company by Indemnitee;

                           (ii) if the Determination is to be made by
independent legal counsel (who may be the outside legal counsel regularly employed by the Company), such Determination shall be made not later than 30 days after a Request is delivered to the Company by Indemnitee; and,

                           (iii) if the Determination is to be made by the
Company's shareholders, such Determination shall be made not later than 90 days after a Request is delivered to the Company by Indemnitee.

The failure to make a Determination within the above-specified time period shall constitute a Determination that full indemnification is not limited or prohibited by applicable law. Notwithstanding anything herein to the contrary, a Determination may be made in advance of (i) Indemnitee's payment (or incurring) of Expenses with respect to which indemnification or reimbursement is sought, and/or (ii) final disposition of the action, suit, or proceeding with respect to which indemnification or reimbursement is sought.

                  (h) REASONABLENESS OF EXPENSES. The evaluation and finding as to the reasonableness of Expenses incurred by Indemnitee for purposes of this Agreement shall be made (in the following order of preference) in all events within the applicable time periods following Indemnitee's delivery to the Company of a reasonable accounting of Expenses incurred (which may be part of the Request or delivered at any time before or after deliver of a request):

                           (i) within 15 days, if by the Board by a majority
vote or consent of a quorum consisting of Disinterested Directors; or

                           (ii) within 15 days, if a quorum cannot be obtained
under Section 6(h)(i), by majority vote or consent of a committee duly designated by the Board (in which designation all directors, whether or not Disinterested Directors, may participate), consisting solely of two or more Disinterested Directors; or


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                           (iii) within 90 days, if by a Shareholder
Determination because a finding cannot be obtained under either Section 6(h)(i) or 6(h)(ii).

All Expenses shall be considered reasonable for purposes of this Agreement if the finding contemplated by this Section 6(h) is not made within the prescribed time periods. The finding required by this Section 6(h) may be made in advance of the payment (or incurring) of the Expense for which indemnification or reimbursement is sought.

                  (i) SELECTION OF INDEPENDENT LEGAL COUNSEL. If the Determination required under Section 6 is to be made by independent legal counsel, such counsel shall be selected by Indemnitee with the approval of the Board, which approval shall not be unreasonably withheld. The fees and expenses incurred by counsel in making any Determination (including Determinations pursuant to Section 6(e) hereof) shall be borne solely by the Company regardless of the results of any Determination and, if requested by counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by counsel.

                  (j) SHAREHOLDER VOTE ON DETERMINATION. In connection with each meeting at which a Partner Determination will be made, the Company shall solicit proxies or consents that expressly include a proposal to indemnify or reimburse Indemnitee. Subject to the fiduciary duties of its members under applicable law, the Board will not recommend against indemnification or reimbursement in any proxy statement or consent solicitation relating to the proposal to indemnify or reimburse Indemnitee.

                  (k) RIGHT OF INDEMNITEE TO APPEAL AN ADVERSE DETERMINATION BY BOARD, COMMITTEE, OR COUNSEL. If a Determination is made by the Board, a committee thereof, or by independent legal counsel that all or any portion of a request for indemnification pursuant to this Agreement is prohibited by applicable law, then upon the written request of Indemnitee, and Indemnitee's delivery of $1,000 to the Company, the Company shall cause a new Determination to be made by vote of the owners of a majority of the shares of common stock of the Company. Such Partner Determination shall be binding and conclusive for all purposes of this Agreement, but shall not preclude Indemnitee from seeking court-ordered indemnification or reimbursement.

                  (l) RIGHT OF INDEMNITEE TO SELECT METHOD OF DETERMINATION. If at any time subsequent to the date of this Agreement, "Continuing Directors" (as defined below) do not constitute a majority of the members of the Board, or there is otherwise a change in control of the Company or the Company (as contemplated by Item 403(c) of Securities and Exchange Commission Regulation S-K), then upon the request of Indemnitee, the Company shall cause the Determination required by this Section 6 to be made by independent legal counsel designated by Indemnitee and approved by the Board (which approval shall not be unreasonably withheld), which counsel shall be deemed to satisfy the requirements of Section 6(a)(iii) hereof. If none of the legal counsel selected by Indemnitee am willing and/or able to make the Determination, then the Company shall cause the Determination to be made by a majority vote or consent of a Board committee consisting solely of Continuing Directors. For purposes of this Agreement, a


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"Continuing Director" means either a member of the Board at the date of this
Agreement or a person nominated to serve as a member of the Board by a majority of the then Continuing Directors.

                  (m) ACCESS BY INDEMNITEE TO DETERMINATION. The Company shall afford to Indemnitee and his representatives ample opportunity to present evidence of the facts upon which Indemnitee relies for indemnification or reimbursement, together with other information relating to any requested Determination.

         7. SCOPE OF INDEMNITY. Proceedings shall include, for purposes of this Agreement, any actions that involve, directly or indirectly, activities of Indemnitee both in his official capacities as a Company director or officer and actions taken in another capacity while serving as director or officer, including, but not limited to, actions or proceedings involving (i) compensation paid to Indemnitee by the Company, (ii) activities by Indemnitee on behalf of the Company, including actions in which Indemnitee is plaintiff, (iii) actions alleging a misappropriation of a "corporate opportunity, " (iv) responses to a takeover attempt or threatened takeover attempt of the Company, (v) transactions by Indemnitee in Company securities, (vi) Indemnitee's preparation for and appearance (or potential appearance) as a witness in any Proceeding relating, directly or indirectly, to the Company, and (vii) dealings by the Company with physicians. In addition, the Company agrees that, for purposes of this Agreement, all services performed by Indemnitee on behalf of, in connection with, or related to the Company shall be deemed to be at the request of the Company.

         8. CONTRIBUTION.

                  (a) If the indemnification provided in Sections 2 and 3 hereof is unavailable and may not be paid to Indemnitee for any reason other than it is prohibited by applicable law, then in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection. with the events that resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

                  (b) The determination as to the amount of the contribution, if any, shall be made by:


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                           (i) a court of competent jurisdiction upon the
application of both Indemnitee and the Company (if an action or suit had been brought in, and final determination had been rendered by, such court);

                           (ii) the Board by a majority vote of a quorum
consisting of directors who were not parties to such Proceeding; or

                           (iii) independent legal counsel (who may be the
regular outside counsel of the Company, or both), if a quorum is not obtainable for purpose of subsection (ii) above, or even if obtainable, a quorum of Disinterested Directors so directs.

         9. DISCLOSURE OF PAYMENTS. Except as expressly required by the applicable law or by federal securities laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

         10. COVENANT NOT TO SUE; LIMITATION OF ACTION; RELEASE OF CLAIMS. Except for actions by the Company seeking to require Indemnitee to reimburse it for amounts advanced to Indemnitee that are ultimately determined to be amounts that Indemnitee was not entitled, no legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against Indemnitee, his spouse, heirs, executors, personal representatives, or administrators after the expiration of two years after the date Indemnitee ceases (for any reason) to serve as either an officer or director of the Company, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the filing of a legal action within such two-year period.

         11. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee, or agent of the Company (or is serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), and shall continue thereafter for so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal, or investigative, by reason of the fact that Indemnitee was an officer or director of the Company or serving in any other capacity referred to herein, whether or not the Indemnitee has ceased to serve in any such capacity due to his resignation, removal by vote of directors, or shareholders, termination, death, disability or otherwise.

         12. INDEMNIFICATION OF INDEMNITEE'S ESTATE. Notwithstanding any other provision of this Agreement, regardless of whether indemnification of Indemnitee would be permitted and/or required under this Agreement, if Indemnitee is deceased, the Company shall indemnify and hold harmless Indemnitee's estate, spouse, heirs, administrators, personal representatives, and executors (collectively "Indemnitee's Estate") against, and the Company shall assume, any and all Expenses actually incurred by Indemnitee or Indemnitee's Estate in connection with the investigation, defense, settlement, or appeal of any Proceeding or action described in this Agreement. Indemnification of Indemnitee's Estate pursuant to this Section 12 shall be mandatory and not require a Determination or any other finding that Indemnitee's conduct satisfied a particular standard of conduct.



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         13. ENFORCEMENT.

                  (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, and acknowledges that Indemnitee is relying on this Agreement in agreeing to serve or to continue to serve in such capacity.

                  (b) In the event Indemnitee is required to bring any action to enforce his rights or to collect monies due under t his Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action, including reasonable attorneys' fees (including trial, appellate, and other attorneys' fees), court costs, and other related expenses.

         14. MISCELLANEOUS.

                  (a) COOPERATION AND INTENT. The Company shall cooperate in good faith with Indemnitee and use its best efforts to ensure that Indemnitee is indemnified and/or reimbursed for Expenses as described herein to the fullest extent permitted by law.


                  (b) NONEXCLUSIVITY; SUBROGATION; ENTIRE AGREEMENT. The rights of indemnification and reimbursement provided in this Agreement shall be in addition to any rights to which Indemnitee may otherwise be entitled law, the Company's articles of incorporation or bylaws, a vote of the shareholders, or otherwise. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise. This Agreement constitutes the entire agreement between the Company and Indemnitee with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, both written and oral, between the parties hereto with respect to such subject matter (the "Prior Agreements"); provided, however, that if this Agreement shall ever be held void or unenforceable for any reasons whatsoever, and is not reformed pursuant to Section 14(d) hereof, then (i) this Agreement shall not be deemed to have superseded any Prior Agreements; (ii) all of such Prior Agreements shall be deemed to be in full force and effect notwithstanding the execution of this Agreement; and (iii) Indemnitee shall be entitled to maximum indemnification benefits provided under any Prior Agreements.

                  (c) EFFECTIVE DATE. The provisions of this Agreement shall cover claims, actions, suits, and proceedings whether now pending or hereafter commenced and shall be

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retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place.

                  (d) SEVERABILITY; REFORMATION. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. In the event that all or any portion of this Agreement is ever held void or unenforceable by a court of competent jurisdiction, then the parties hereto hereby expressly authorize such court to modify any provision(s) held void or unenforceable to the extent, and only to the extent, necessary to render it valid and enforceable.

                  (e) NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication is directed, or (ii) mailed by certified or registered mail, postage prepaid, on the third business day after the date on which it is so mailed:

                      If to the Indemnitee:      To the address set forth on the
                                                 signature page hereof

                      If to the Company:         CASCO INTERNATIONAL, INC.
                                                 4205 East Dixon Boulevard
                                                 Shelby, North Carolina  28150
                                                 Attn: President

or to such other address as may have been furnished by either party to the other.

                  (f) AMENDMENTS OR MODIFICATIONS. This Agreement may not be amended or modified in any way except by a written instrument by both of the parties.

                  (g) GOVERNING LAW. This Agreement shall be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Indemnitee and the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives, and assigns and to the benefit of the Company, its successors, and assigns.

                  (i) IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.


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                  (j) GENDER AND NUMBER. Whenever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural words, and all plural words shall include the singular.

                  (k) HEADINGS. The endings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                  THE COMPANY:

                                  CASCO INTERNATIONAL, INC.
                                  a Delaware corporation


                                  By:
                                     ------------------------------------------
                                     Its President




                                  THE INDEMNITEE:


                                  ---------------------------------------------
                                  David J. Richards

                                  Address: 425 Metro Place North, Suite 140
                                           Dublin, OH  43017